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                STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY
                            ONE STATE FARM PLAZA
                        BLOOMINGTON, ILLINOIS 61710-0001



GERRY BROGLA, F.S.A.
ACTUARY
PHONE (309)766-7957
FAX (309)766-1827

                                                 February 2, 1999


Gentlemen:

This opinion is furnished in connection with the registration by State Farm Life and Accident Assurance Company of its Variable Universal Life Insurance Policy ("the Policy"), under the Securities Act of 1933 (the "Registration Statement"). The prospectus included in the Registration Statement on Form S-6 describes the Policy. I have reviewed the Policy form and I have participated in the preparation and review of the Registration Statement and Exhibits thereto. In my opinion:

      (1) The illustrations of the policy account values, cash surrender values, and death benefits included in the section of the prospectus entitled, "Hypothetical Illustrations of Accumulated Premiums, Policy Account Values, Cash Surrender Values, and Death Benefits", based on the assumptions stated in this section, are consistent with the provisions of the Policy. The rate structure of the Policy has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of a Policy for males ages 35 and 50 than to prospective purchasers of Policies on males of other ages or on females.

      (2) The Example of Surrender Charges shown in Appendix A is consistent with the provisions of the Policy.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Experts" in the prospectus.


                                        Sincerely,
                                        /s/ Gerry Brogla
                                        ---------------------
                                        Gerry Brogla, F.S.A.
                                        Actuary